                                                           Exhibit No. EX-99.p.2

CALAMOS (R)

                         CALAMOS ASSET MANAGEMENT, INC.

                              CALAMOS ADVISORS LLC

                         CALAMOS FINANCIAL SERVICES LLC

                              CALAMOS PARTNERS LLC

                          CALAMOS WEALTH MANAGEMENT LLC

                            CALAMOS INVESTMENT TRUST

                             CALAMOS ADVISORS TRUST

                CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND

                    CALAMOS CONVERTIBLE AND HIGH INCOME FUND

                       CALAMOS STRATEGIC TOTAL RETURN FUND

                        CALAMOS GLOBAL TOTAL RETURN FUND

                       CALAMOS GLOBAL DYNAMIC INCOME FUND

                                 Code of Ethics

                                       and

                             Insider Trading Policy

                              December 20, 2007(1)

-----------------------------------------------
(1) Amends and Restates Code dated May 16, 2007.

                                Table of Contents

RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION

                                       -i-

     Exceptions and Exemptions to Trading Policies, Procedures

     Policies and Procedures Regarding Trading In Securities Of

ATTACHMENT A

                                      -ii-
SUMMARY

This  summary of the Code of Ethics and Insider  Trading  Policy (the "Code") is
provided  for  your  convenience.  It  is  not  a  substitute  for  reading  and understanding the Code, and all personnel are responsible for complying with the
Code as a condition of continuing employment with Calamos Asset Management, Inc.
("CAM"), its subsidiaries and affiliates (collectively, "Calamos").

One of the most  important  assets that Calamos has is its  reputation.  Clients would not retain Calamos or invest in its products if they did not trust us, and the Code is designed to establish  certain  standards and  procedures  that will ensure  that their  trust is  well-placed.  Most of the  provisions  of the Code mirror  requirements  of federal  securities  laws,  or those of  agencies  that regulate our businesses,  such as the Securities and Exchange Commission and the
FINRA.  These  provisions  require Calamos to place the interests of its clients first at all times, and not to take  inappropriate  advantage of the trust which our  clients  and others  place in us. The Code also is  designed to assure that
Calamos'  investment  decisions  remain  independent  and are not  influenced by personal considerations.

The Code addresses five main areas:

     o    Restrictions on the use of Material Nonpublic Information;

     o    Confidentiality of information obtained in the course of employment;

     o    Public disclosure of information about CAM;

     o    The buying and selling of securities by Calamos  personnel  (including the buying and selling of securities of CAM itself); and

     o    Specific  limitations  on  activity  of Calamos  personnel  imposed by various regulations.

The first four of these areas focus on the legal and  regulatory  obligations of
Calamos and its personnel with respect to inside  information  and trading on or disclosing that information. The final area deals with regulatory limitations on conduct  by  Calamos  personnel  that  could  potentially  harm  Calamos  or its customers in other ways.

Frequently Asked Questions About the Code

     o    Provisions of the Code apply to all Calamos  personnel,  as well as to their  "Related  Persons," as defined below,  which  includes  certain members of your  immediate  family and  certain  accounts in which you have control or certain financial interests.

     o    You may never  buy or sell a  security  if you are  aware of  Material
          Nonpublic  Information  that  is  relevant  to the  transaction.  This prohibition  applies to transactions  that you may authorize or advise for any Calamos customer or personal  securities account that you own, in whole or part, or have control or substantial influence over.

     o    You may not buy or sell any security if that transaction could cause a conflict  of interest  or an  appearance  of a conflict of interest in relation to your position with Calamos.

                                      -1-

     o    You must pre-clear  personal  transactions  involving  publicly traded
          Covered Securities of individual  companies not meeting the de minimis exception.  In calculating the value of options for purposes of the de minimis exception, the calculation is based on the value of the shares underlying  the  option  contract,  and not the  value  of the  option contract.

     o    The de minimis exception does not exist for purchases and sales of CAM securities. All transactions in CAM securities must be pre-cleared.

     o    Any  investment  in an open-end  mutual fund advised or  subadvised by
          Calamos  must be held for at least 30 days.  Exceptions  must  receive prior  approval  and will be  limited  to  hardship  or other  unusual circumstances.

     o    You must  pre-clear  the purchase or sale of exchange  traded funds as these  securities  are  deemed  to be  Covered  Securities  under  the provisions of the Code.

     o    Transactions and holdings reports are maintained in confidence, except to the extent necessary to implement and enforce the provisions of the
          Code or to  comply  with  requests  for  information  from  government agencies.

Ask First

If  you  have  questions  regarding  the  Code  or  any  particular   securities
transaction, call a member of the Legal and Compliance Department before acting.

                                      -2-

UNDERSTANDING AND APPLYING THE CODE

Purpose

The investment  management,  mutual funds and financial services  industries are highly  regulated.  All are  subject to a wide  variety of laws and  regulations designed to protect investors. Similarly, publicly-traded companies are required to meet strict  standards to protect the integrity of the markets in which their securities trade.

Calamos  Asset  Management,  Inc.  ("CAM")  is a  publicly-traded  company.  Its subsidiaries and affiliated  companies are primarily  involved in the investment management, mutual funds and financial services industries.  Predictably, CAM is subject to a wide variety of  regulations.  Unless  otherwise  indicated in this
Code of Ethics and Insider Trading Policy (the "Code"), the term "Calamos" means
CAM and its  subsidiaries.  The purpose of the Code is to explain certain of the responsibilities  of Calamos and its  personnel,  and to establish  standards to which all  Calamos  personnel  are held.  The Code  supplements  the CAM Code of
Business Conduct and Ethics and the Calamos Employee Handbook.

Scope

The Code applies to all  directors,  officers and employees of Calamos and other businesses  effectively  controlled  by  Calamos,  as well as to any  outsiders, including agents and  consultants,  that have access through Calamos to Material
Nonpublic Information.

The Code applies to all transactions in securities  including but not limited to common stock, options and other derivative  instruments (e.g. futures contracts)
for common stock,  debt  securities,  and any other  securities  that CAM or any other company may issue.

Questions regarding the Code or its application to specific  transactions should be directed  to the Chief  Compliance  Officer of Calamos or General  Counsel of
Calamos.

Understanding the Terms

Capitalized  terms used in this Code have special  meanings defined below. It is important for you to read and become  familiar with each  definition used in the
Code.

     "Access Person"

Access Persons means any director, officer, employee of Calamos or an investment company managed by Calamos with the exception of Outside Trustees,  Unaffiliated
Trustees or Outside Directors or as otherwise provided under this Code.

     "Beneficial Ownership Interest"

Beneficial  Ownership  Interest  shall be  interpreted  in the same manner as it would be under Rule  16a-1(a)(2)  under the Securities  Exchange Act of 1934, as amended, in determining whether a person is a beneficial owner of a security for the purposes of Section 16 of the  Securities  Exchange Act of 1934, as amended, and rules and regulations  thereunder.  As a general matter, you have Beneficial
Ownership  in a  Covered  Security  if you have or share a  direct  or  indirect
Pecuniary Interest in the security, including through any contract, arrangement, understanding,  relationship or otherwise. Although this list is not exhaustive, you generally would be the beneficial owner of the following:

                                      -3-

     o    Securities held in your own name,

     o    Securities  held with another in joint tenancy,  as tenants in common, or in other joint ownership arrangements,

     o    Securities  held by a bank or broker as a nominee or custodian on your behalf or pledged as collateral for a loan, and

     o    Securities  owned by a  corporation  which is directly  or  indirectly
          Controlled by, or under common Control with, you.

     "Control"

Control means the power to exercise a controlling  influence,  which is intended to include situations where there is less than absolute and complete  domination and  includes  not  only the  active  exercise  of  power,  but also the  latent
existence  of  power  (e.g.,  the  ability  to  exercise   power).   Anyone  who
beneficially  owns, either directly or through one or more controlled  entities, more than 25% of the voting  securities of an entity is presumed to control that entity. In interpreting  "Control," the Chief Compliance  Officer will interpret the term consistent with Section 2(a)(9) of the 1940 Act.

     "Covered Security"

Covered Security means any stock, bond, future,  investment contract,  shares of closed-end  funds,  shares of  open-end  mutual  funds for which  Calamos is the advisor or subadvisor,  exchange traded funds,  or any other  instrument that is considered a "security" of the Investment Company Act of 1940. The term "Covered
Security" is very broad and includes items you might not ordinarily  think of as
"securities,"  such as:  options on securities,  on indexes,  and on currencies;
limited  partnership  interests;  interests  in a foreign  unit trust or foreign mutual fund; municipal securities, interests in a private investment fund, hedge fund, or investment club; or any right to acquire any security such as a warrant or  convertible.  In  addition,  purchases  and  sale  transactions  in  Covered
Securities  in any  401(k)  plan,  excluding  percentage  allocation  changes or
payroll   deduction   percentages,   are  considered   transactions  in  Covered
Securities. The term Covered Security does not include direct obligations of the
U.  S.  government  (U.S.  treasury  bills,  notes  and  bonds),   money  market
instruments  (including  bank  certificates  of deposit,  bankers'  acceptances, commercial paper and repurchase agreements), shares of open-end mutual funds not advised or subadvised by Calamos or units in 529 College Savings Plans.

     "Fund"

Fund means an investment company, or series of an investment company, managed by
Calamos.

     "Immediate Family"

Immediate  Family means sharing the same  household,  which  includes any child,
stepchild,   grandchild,  parent,  stepparent,   grandparent,  spouse,  sibling,
mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, and includes adoptive relationships.

                                      -4-

     "Investment Person"

Investment  Person  means  each  person who makes,  or  participates  in making, investment  decisions  or  recommendations  for  Calamos  clients,  or  who,  in connection  with his or her regular  functions  or duties with  Calamos,  makes, participates  in, or  obtains  information  regarding  the  purchase  or sale of securities  by a client.  Investment  Person  includes  each  Calamos  portfolio manager,  each research analyst, each support staff member working directly with portfolio managers and analysts, and each trader.

     "Material" Information

Information should be regarded as material if it could be important to decisions to  buy,  sell  or hold a  company's  securities.  Any  information  that  could reasonably  be  expected  to affect  the price of company  securities  should be considered material.  Material information can be positive or negative,  and can relate to historical facts, projections,  or future events. Material information can  pertain to a company  as a whole,  or to  divisions  or  subsidiaries  of a company.

During the course of their  employment,  Calamos  personnel  can learn  material information about many companies,  including CAM.  Information  dealing with the following subjects is likely to be found material in particular situations:

          Financial Related Subjects:

          o    Financial results

          o    Changes in earnings forecasts

          o    Unusual significant gains, losses or charges

          o    Significant write-downs in assets

          o    Significant changes in revenues

          o    Significant liquidity issues

          o    Changes in dividends

          o    Stock splits

          o    Stock repurchases

          o    Changes in debt ratings

          o    Significant new equity or debt offerings

          Corporate Developments:

          o    Proposals,  plans or  agreements,  even if preliminary in nature,
               involving   significant  mergers,   acquisitions,   divestitures,
               recapitalizations,  or  strategic  alliances

          o    Major changes in directors or executive officers

          Product Related Subjects:

          o    Important new product offerings

          o    Significant developments related to a company's product offerings

          o    Significant  developments  related  to a  company's  distribution relationships

          o    Significant developments related to intellectual property

          Other Subjects:

          o    Developments regarding significant litigation

                                      -5-

          o    Developments regarding government agency actions

          o    Execution or termination of significant contracts

This list is only  illustrative,  and  certainly is not  all-encompassing.  Many other  types of  information  may be  considered  material.  When in doubt about whether  particular  information  about  CAM or  another  company  is  material, exercise  caution and consult with the Chief  Compliance  Officer or the General
Counsel.

     "Material Nonpublic Information"

Material  Nonpublic  Information is information that is not known to the general public, that, if known to the public, could reasonably be expected to affect the price of a company's securities,  or be considered important in deciding whether to  buy,  sell  or  hold  a  security.  It  is  often  referred  to  as  "inside information."

     "Nonpublic" Information

Information  about a company is  considered  nonpublic if it is not available to the general public.  In order for information to be considered  available to the general  public,  it must have been widely  disseminated in a manner designed to reach investors.  This is generally done by the company issuing a national press release or making a  publicly-available  filing with the Securities and Exchange
Commission ("SEC").  The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination.

Even after public  disclosure of material  information  regarding a company,  an insider with knowledge of the information must wait a period of two full trading days after the publication for the information to be absorbed before that person can treat the information as public.

For  purposes of the Code,  a full trading day means from the opening of trading on NASDAQ to the  closing of trading on NASDAQ on that day.  Accordingly,  if an announcement  is made  before the  commencement  of  trading  on a  Tuesday,  an employee  in  possession  of such  information  may trade in Company  securities starting on Thursday of that week (subject to any applicable blackout period and assuming the employee is not aware of other  Material  Nonpublic  Information at that time),  because two full  trading  days would have  elapsed by then (all of
Tuesday and Wednesday). If the announcement is made on Tuesday after trading has begun on NASDAQ,  an employee in possession of the  information may not trade in
Company  securities  until Friday.  If the  announcement is made on Friday after trading begins, an employee may not trade in Company  securities until Wednesday of the  following  week.  NASDAQ  holidays do not count as trading days and will impact this schedule.

     "Outside Directors"

Outside  Directors means those directors of Calamos Asset  Management,  Inc. who are not employees of Calamos.

     "Outside Trustees "

Outside Trustees means those trustees of a fund who are not "interested persons"
of the fund, as that term is defined in the Investment Company Act of 1940.

                                      -6-

     "Pecuniary Interest"

Pecuniary Interest in a security means the opportunity,  directly or indirectly, to profit or share in any profit derived from a transaction in the security.  An indirect Pecuniary Interest includes:

     o    Covered  Securities held by a member of an Access Person's  "Immediate
          Family".  For  example,  you  would be  presumed  to have an  indirect
          Pecuniary  Interest in Covered Securities held by your minor child who lives with you but not in Covered  Securities held by your adult child who does not live  with  you.  You may  request  that a member of your
          Immediate  Family be excluded from the Code's reach by contacting  the
          Chief   Compliance   Officer  and   demonstrating   why  it  would  be
          appropriate.  For example, it may be appropriate to exclude your adult uncle who lives with you from the Code's reach.

     o    A general  partner's  proportionate  interest in the portfolio Covered
          Securities held by a general or limited partnership.

     o    A person's  right to dividends that is separated or separable from the
          Covered Securities.

     o    A beneficiary's pecuniary interest in Covered Securities holdings of a trust and any  pecuniary  interest of any  Immediate  Family member of such beneficiary  (such Pecuniary  Interest being to the extent of the person's pro rata interest in the trust).

               Remainder interests do not create a pecuniary interest unless the person with such interest has the power,  directly or indirectly, to exercise or share investment Control over the trust.

     o    A settlor or grantor of a trust (i.e., you establish the trust) if you reserves the right to revoke the trust  without the consent of another person,  unless you do not exercise or share  investment  Control over the Covered Securities.

A shareholder  will not be deemed to have a Pecuniary  Interest in the portfolio
Covered  Securities  held by a corporation or similar entity in which the person owns Covered  Securities if the shareholder is not a controlling  shareholder of the  entity  and does not have or share  investment  Control  over the  entity's portfolio.

     "Related Person"

Related  Person  includes  your spouse or  equivalent  domestic  partner,  minor children,  relative living in your home, and certain trusts under which you or a related party is a  beneficiary  or held under other  arrangements,  including a sharing of financial  interest.  Calamos  personnel are responsible for ensuring that their Related Persons comply with the provisions of the Code.

     "Tipping"

Tipping is the  disclosure of Material  Nonpublic  Information to another person for the purpose of trading or other unauthorized purpose.  Tipping can result in liability for both the tipper and tippee.

     "Unaffiliated Trustees"

Unaffiliated  Trustees  means those  Trustees  of a fund who are not  affiliated persons of Calamos but are not Outside Trustees.

                                      -7-

Consequences Of Failure To Comply With Code

External Penalties

Legal  penalties for trading on or tipping  Material  Nonpublic  Information are severe.  They include  criminal fines,  civil fines of several times the profits gained or losses avoided,  imprisonment and private party damages. The penalties also may apply to anyone who directly or  indirectly  controlled  the person who
committed  the  violation,   including  the  employer  and  its  management  and
supervisory  personnel.  Significant  penalties  have been imposed even when the disclosing person did not profit from the trading.

Action By Calamos

In addition to these possible outside  sanctions,  Calamos personnel who violate prohibitions  on insider  trading or tipping  will face  additional  action from
Calamos itself, up to and including termination of employment.

Compliance  with the  provisions  of the Code is a condition  of  employment  of
Calamos.  Taking into  consideration all relevant  circumstances,  management of
Calamos  will  determine  what  action  is  appropriate  for any  breach  of the provisions  of the Code.  Possible  actions  include  disgorgement  of  profits, letters of sanction, suspension of trading privileges, suspension or termination of employment, or removal from office.

The Board of Trustees of any investment  company for which Calamos  Advisors LLC is the  investment  adviser  (each,  a "Fund")  will  determine  what  action is appropriate  for any breach of the provisions of the Code by an Outside  Trustee or Unaffiliated Trustee,  which may include removal from the Board. The Board of
Directors of CAM will determine what action is appropriate for any breach of the provisions of the Code by an Outside  Director,  which may include  removal from the Board.

Transactions  and  reports  filed  pursuant  to the Code will be  maintained  in confidence,  except  to the  extent  necessary  to  implement  and  enforce  the provisions of the Code or to comply with request for information from government agencies.  Additional  information  may be  required  to  clarify  the nature of particular transactions.

RESTRICTIONS ON THE USE OF CONFIDENTIAL INFORMATION BY CALAMOS PERSONNEL

General Prohibitions

Material Nonpublic Information is an important type of confidential information, but it is only one type of confidential information. Our customers and suppliers entrust  Calamos  with  important  information  relating to their  personal  and
business   matters.   The   nature   of  this   relationship   requires   strict
confidentiality  and trust. In safeguarding  the information  received,  Calamos earns  the  respect  and  further  trust of our  customers  and  suppliers.  All employees will be required to sign a Confidentiality  Agreement at the time they
are  hired  and  this  agreement   carries  an  obligation  to  maintain  strict
confidentiality, even after an employee's employment is terminated.

Any violation of  confidentiality  seriously  injures  Calamos'  reputation  and effectiveness.  Therefore,  personnel  are not to discuss  confidential  Calamos business  with anyone who does not work for Calamos,  and should  never  discuss business  transactions  with anyone who does not have a direct  association with the  transaction.  Even  casual  remarks  can be  misinterpreted  and  repeated;
therefore,  employees  should  develop  the  personal  discipline  necessary  to maintain  confidentiality.  If an employee becomes aware of anyone breaking this trust, they should report the incident to a member of management immediately.

                                      -8-

If someone outside Calamos or the employee's department asks questions regarding confidential matters, you are not required to answer.  Instead, you should refer the request to the department supervisor or a member of senior management.

No one is permitted to remove or make copies of any Calamos records,  reports or documents without prior approval from management.

Material Nonpublic Information About Other Companies

Calamos  personnel  may  become  aware of  confidential  information  concerning another company.  This information may be Material Nonpublic Information and, as noted above, trading of securities,  including futures or options of the company based on this information is a violation of federal  securities law. An employee cannot  trade on this  information.  Because of its  seriousness,  trading on or tipping  of  confidential  information  about  other  companies  will  result in immediate termination of employment.  Trading in open-end mutual funds, like the
Calamos Mutual Funds,  is generally  permitted  because the pricing of shares in these Funds is done  daily,  and has  greater  transparency  than the pricing of other  securities.  However,  there  may be times  when  such  trading  would be improper based upon other information.

Material Nonpublic Information About Calamos

If a director,  officer,  employee,  agent or consultant of Calamos has Material
Nonpublic Information relating to CAM or its securities, it is CAM's policy that neither that person nor any Related Person may buy, sell or recommend securities of CAM. The prohibition  applies to market  purchases and sales that are part of stock option exercises.  It is the  responsibility of each employee to make sure that  transactions  in any Covered  Security by any Related Person complies with the provisions of the Code.

No director,  officer,  employee,  agent or  consultant  of Calamos may disclose
("tip") Material Nonpublic Information about CAM to any other person,  including
Related Persons, not authorized by Calamos to have such information.

In addition, no director,  officer, employee, agent or consultant of Calamos may make recommendations or express opinions based on Material Nonpublic Information regarding trading in CAM securities.

Confidentiality Of Nonpublic Information About Calamos

Nonpublic  information  relating  to Calamos is the  property of Calamos and the unauthorized  disclosure of such  information  is  prohibited.  Various laws and regulations govern the methods and timing of announcements of information to the public. Unauthorized disclosures to select individuals or groups could result in substantial liability for you and Calamos.

Public Disclosure Of Information About Calamos And Its Closed-End Funds

In the event any director,  officer,  employee,  agent, or consultant of Calamos receives any inquiry from outside the company,  such as from the media,  a stock analyst  or  investors,  for  information  that  may  be  nonpublic  information
(particularly financial results or projections), the inquiry must be referred to the Calamos Investor Relations  Department.  Since Calamos' closed-end funds are also publicly traded,  the same restrictions  apply to disclosure of information about those  products.  This  department is  responsible  for  coordinating  and overseeing  the  release of such  information  to the media,  investing  public, analysts  and  others  in  compliance  with  applicable  laws  and  regulations, including Regulation FD.

                                      -9-

In  communicating  with  analysts and the general  public,  Calamos and CAM will observe the following practices:

     o    Communications  to analysts or the general public regarding CAM should be made only by John P. Calamos,  Sr., Nick P. Calamos,  the CAM Chief
          Financial Officer, or by the Calamos Investor Relations  Department of
          CAM.

     o    CAM will not issue  projections  of, or comment on, future  investment performance  of itself or any of its  products,  including  the mutual funds.

     o    All  disclosure of material  information  made by CAM about itself and the closed-end  funds managed by Calamos will be broadly  disseminated to the public.

     o    Ordinary  communications  of  material  information  by and  about CAM generally will be through press release, through regular channels. CAM will not issue materials regarding itself "for broker-dealer use only"
          or with similar  restrictions;  instead,  any such  materials  will be distributed  as  press  releases.  If  conference  telephone  calls to discuss material  information are scheduled by CAM with analysts,  CAM will provide  adequate  notice of the calls,  and permit  investors to listen in by telephone or Internet web casting.

If any Calamos employee  inadvertently  discloses Material Nonpublic Information to analysts or other market  professionals  about CAM, or the  closed-end  funds managed by Calamos,  CAM is obligated to provide that information to the general public no later than 24 hours after the statement is made,  or the  commencement of the next day's  trading  on  NASDAQ.  The  Investor  Relations  and the Legal
Department must be notified immediately of any such inadvertent  disclosure that comes to the attention of any Calamos personnel.

REPORTING REQUIREMENTS

As part of its  obligations  under the securities  laws,  Calamos is required to maintain information about the trading activity of its personnel.

     1.   Initial Disclosure of Accounts and Covered Securities

          When an Access  Person  begins  employment  with Calamos or becomes an
          Unaffiliated  Trustee,  such person must within 10 days disclose on an
          Initial Securities  Holdings Form all investment or brokerage accounts and Covered  Securities in which he or she has a Beneficial  Ownership
          Interest,  if any. This report must contain the following  information which  must be  current as of a date no more than 45 days prior to the date the person became an Access Person:

          o    The title and type of security,  and as  applicable  the exchange ticker  symbol or CUSIP  number,  number of shares and  principal amount of each  security  in which you had any direct or indirect
               Beneficial Ownership Interest when you became an Access Person

          o    The name of any broker,  dealer or bank with whom you  maintained an account in which any  Securities  were held for your direct or indirect benefit as of the date you became an Access Person, and

          o    The date that the report is submitted by you.

                                      -10-

          In addition, an Access Person must notify the Compliance Department in writing within 10 days of the opening of a new investment or brokerage account in which the Access Person has a Beneficial Ownership.

     2.   Quarterly Transaction Reports

          Each  Access  Persons  and  Unaffiliated  Trustees  shall  report  all personal  transactions in Covered  Securities in which he or she has a
          Beneficial Ownership Interest, including transactions in shares of all mutual funds and closed-end funds,  during a quarter to the Compliance
          Department  no  later  than 30  days  after  the  end of the  calendar quarter.  Quarterly  transaction  reports  shall include the following information for each individual transaction:

          o    the date of the  transaction,  title  and  number  of  shares  or principal amount, interest rate and maturity date (if applicable)
               of each Covered Security involved;

          o    the nature of the transaction (i.e.,  purchase,  sale,  exchange, gift, or other type of acquisition or disposition);

          o    the price at which the transaction was effected;

          o    the name of the broker,  dealer or bank with or through which the transaction was effected;

          o    the account number; and

          o    the date the report is submitted.

          In  addition,  for each  account  established  by an Access  Person or
          Unaffiliated  Trustee  in which any  securities  were held  during the quarter  for the direct or  indirect  benefit of the Access  Person or
          Unaffiliated Trustee, the quarterly report shall include:

          o    the name of the broker,  dealer,  custodian or bank with whom the account was established;

          o    the date the account was established;

          o    the account number; and

          o    the date the report is submitted.

          Note  that an  Access  Person  need not  submit  specific  information relating to trading activity with a quarterly transaction report under this  section if it would  duplicate  information  contained in broker trade  confirmations or account statements  received by the Compliance
          Department  within the time  periods  described  in this  section.  In addition,  quarterly  transaction  reports are not required to include transactions  made pursuant to an automatic  investment plan contained in broker trade  confirmations or account  statements  received by the
          Compliance Department.

     3.   Annual Holdings Reports

          On an annual  basis,  you are  required to provide an annual  holdings
          report  to  the  Chief   Compliance   Officer  that  contains  certain
          information  which  must be  current as of a date no more than 45 days before the report is submitted.  Annual  reports shall be delivered to the  Compliance

                                      -11-

          Department  between January 2 and January 30 of each year. This report must contain the following information:

          o    The title and type of security,  and as  applicable  the exchange ticker  symbol or CUSIP  number,  number of shares and  principal amount of each  Covered  Security  in which you had any direct or indirect Beneficial Ownership,

          o    The name of any broker,  dealer or bank with whom you  maintained an account in which any  Securities  were held for your direct or indirect benefit, and

          o    The date that the report is submitted by you.

     4.   Confirmations and Statements for all Brokerage and Investment Accounts

          Each Access Persons is required to direct brokers, dealers or banks to supply to the  Compliance  Department,  on a timely  basis,  duplicate copies of all  confirmations of personal  securities  transactions and copies of periodic  statements for all securities accounts in which he or she  has a  Beneficial  Ownership  Interest.  Please  instruct  the applicable  brokerage  firms  to  provide  those  copies  to:  Calamos
          Advisors LLC, Compliance Department,  2020 Calamos Court,  Naperville,
          IL 60563. Upon request, the Compliance Department will send a standard letter to a brokerage  firm  advising  them of  Calamos'  arrangements under this Policy.

          You are  responsible for ensuring  initially that Compliance  receives these  confirmations  and statements and for following up subsequently
          if  Compliance   notifies  you  that  they  are  not  being  received.
          Compliance  may direct you to close an account if the broker  fails to provide  periodic  confirmations  or  account  statements  on a timely basis.

     5.   General Rules of Reporting of Personal Securities Transactions

          o    An Outside  Trustee,  Unaffiliated  Trustee,  or Outside Director
               shall  report in  writing  to the  Chief  Compliance  Officer  of
               Calamos,  within 30 days after the end of a calendar quarter, any transaction  by him or her or a  Related  Person of any of him or
               her in a Covered  Security if, at the time of the  transaction he or she knew, or in the ordinary  course of fulfilling  his or her duties as a Trustee or Director  should  have known,  that on the day of the transaction or within 15 days before or after that day a  purchase  or sale  of that  Covered  Security  was  made by or considered  for a Fund.  Such  reporting  shall  contain the same information  required for Access Persons (as described in section
               2).

          o    An Outside Trustee or  Unaffiliated  Trustee shall also report in writing to the Chief  Compliance  Officer of Calamos,  within one business day, any personal  securities  transaction by him or her or a Related  Person  of any of him or her in  shares of  Calamos closed-end  Funds. Such reporting is required to meet obligations under Section 16 of the  Securities  Exchange Act of 1934 and the
               rules thereunder.

          o    An Outside  Director  shall also report in writing to the General
               Counsel of Calamos Asset  Management,  Inc.,  within one business day,  any  personal  securities  transaction  by  him or her or a
               Related Person,  including but not limited to automatic  dividend reinvestments  in securities of Calamos  Asset  Management,  Inc.
               (CLMS).  Such  reporting  is required to meet  obligations  under
               Section 16 of the  Securities  Exchange Act of 1934 and the rules thereunder.

                                      -12-

          o    Reports relating to the personal  securities  transactions of the
               Chief  Compliance  Officer  shall  be  reviewed  by  the  General
               Counsel.

     6.   Certification of Compliance

          Each Access Person is required to certify  annually that (i) he or she has read and  understands  the Code, (ii) recognizes that he or she is subject  to the  Code,  and  (iii)  he or she has  complied  with  the requirements  of the Code and that he or she has disclosed or reported all  personal  securities  transactions  required to be  disclosed  or reported under the Code. The Chief  Compliance  Officer shall annually distribute a copy of the Code and require certification by all covered persons  and shall be  responsible  for  ensuring  that all  personnel comply with the certification requirement.

          Any Access  Person  who has not  engaged  in any  personal  securities transaction  during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

     7.   Annual Report to Fund Board

          The officers of each Fund shall  prepare an annual report to the Board of Trustees of the Fund that:

          o    summarizes existing procedures  concerning personal investing and any changes in those procedures during the past year;

          o    describes  issues that arose during the  previous  year under the
               Code or procedures  concerning personal investing,  including but not limited to information about material  violations of the Code and sanctions imposed;

          o    certifies  to the  board  that the Fund  has  adopted  procedures reasonably necessary to prevent its Access Persons from violating the Code; and

          o    identifies any  recommended  changes in existing  restrictions or
               procedures  based  upon  experience  under  the  Code,   evolving
               industry  practices,   or  developments  in  applicable  laws  or
               regulations.

               In addition,  the officers of each Fund shall report to the Board of the Fund on a quarterly  basis any material  violations of the
               Code.

THE PURCHASE AND SALE OF SECURITIES BY CALAMOS PERSONNEL

Persons involved in the financial  services industry are subject to restrictions on the way in which  they can buy and sell  securities  for their own  accounts.
These restrictions are imposed by the SEC and other regulators on the assumption that  industry  employees  have a greater  opportunity  for  access to  Material
Nonpublic  Information than do employees in other types of businesses and have a fiduciary  obligation with respect to trading  vis-a-vis client accounts.  There are  additional  restrictions  imposed on the  trading of Calamos  personnel  in securities  of CAM.  Calamos  has  long had such  restrictions  on the  personal securities  trading activity of its personnel.  Such limitations are designed to prevent  violations  of the  securities  laws,  as well  as to  avoid  even  the appearance  of  impropriety  in trading by Calamos  personnel,  and all personal trading must be done in a manner consistent with the provisions of this Code.

                                      -13-

Trading Policies and Procedures for Non-CAM Securities

     1.   Pre-Clearance of Covered Securities Transactions

          Except as expressly  provided in this section,  no Access Person shall engage in a Covered  Securities  transaction  in which he or she has a
          Beneficial Ownership Interest unless the transaction has been approved in advance by any one of the CEO,  Senior  Executive  Vice  President,
          Chief Compliance Officer or General Counsel,  none of whom may approve his or her own  transactions.  In addition,  the  personal  securities transactions  of the CEO and Senior  Executive  Vice President must be approved  in  advance  by the  Chief  Compliance  Officer  or  General
          Counsel.  Each approval  shall be in writing and shall be forwarded to the Compliance  Department to be filed in the employee's trading files and  maintained  for at least five  years  after the end of the fiscal year in which it is made, the first two years in an easily  accessible place.

          The  provisions  of this  Code  are  intended  to limit  the  personal investment  activities  of  persons  subject  to the Code  only to the extent  necessary to accomplish  the purposes of the Code.  Therefore, the pre-clearance provisions of the Code shall not apply to:

          o    Purchases or sales effected in any account over which the persons subject  to this Code have no direct  or  indirect  influence  or control, including discretionary accounts(2);

          o    Purchases or sales that are  non-volitional on the part of either
               the  person  subject  to  the  Code  or  any  client   (including
               transactions pursuant to Rule 10b5-1 plans, discussed below);

          o    Purchases  that are part of an  automatic  dividend  reinvestment plan (additional  restrictions apply to CAM dividend reinvestment plan described below);

          o    Purchases  effected  upon the  exercise  of  rights  issued by an issuer pro rata to all  holders of a class of  securities  to the extent such rights were acquired  from such issuer,  and sales of such rights so acquired;

          o    Purchases or sales of municipal securities; and

          o    Purchase of shares of open-end mutual funds advised or subadvised by Calamos.  Provided,  however,  that in order to prevent market timing in  open-end  funds  advised  or  subadvised  by  Calamos, pre-clearance  is required for the redemption or exchange of such mutual  fund  shares  held for a period of less than 30  calendar days.

     2.   Open-End Mutual Funds Advised or Subadvised by Calamos

          Access  Persons  wishing to redeem or exchange  any shares of open-end mutual  funds  advised or  subadvised  by Calamos held for a period of less than 30 calendar days, must obtain written  approval from any one of the Chief Compliance  Officer or General  Counsel,  neither of whom may approve his or her own transactions.

-----------------------------------------------
(2) In  order  for an  account  to be  deemed  discretionary,  approval  must be received  by the Chief  Compliance  Officer.  Supporting  documentation  must be provided in the form of a letter from the manager of the discretionary  account, a completed  Request for Exclusion  from the Code of Ethics and Insider  Trading
Policy Form and a copy of the most recent account statement.

                                      -14-

     3.   Calamos Closed-End Funds

          In addition,  officers and  Trustees of Calamos  closed-end  Funds and
          Executive  Officers  of Calamos  Advisors  LLC and  Calamos  Financial
          Services LLC must notify the General Counsel of any purchases or sales of Calamos  closed-end  Funds,  excluding  dividend  or  capital  gain
          reinvestments,   on  the  day  such  transaction  was  effected.  Such
          notification is required to meet reporting  obligations  under Section
          16 of the Securities Exchange Act of 1934 and the rules thereunder.

Trading Policies and Procedures for CAM Securities

          o    No Outside Trustee nor Unaffiliated Trustee many own, directly or
               indirectly,   a   Beneficial   Ownership   Interest  in  any  CAM
               securities.

          o    Outside Directors,  officers and employees of Calamos must obtain prior clearance from the Chief Compliance  Officer or the General
               Counsel of CAM before he, she or a Related  Person engages in any transactions  in CAM  securities,  including  but not  limited to
               stock  option   exercises,   gifts,  or  any  other  transfer  of
               securities.  Pre-clearance  is  required  even  during a  trading window.

          o    If pre-clearance  is granted,  the individual must execute his or her trade within the period of time  indicated  by the  approving person on the pre-clearance  form, which period of time shall not exceed two business days from the day on which  pre-clearance  is granted.

     For  further  discussion  of  the  policies,  procedures  and  restrictions relating  to  transactions  in CAM  securities  please  see  "Policies  and
     Procedures Regarding Trading in Securities of CAM" below.

Additional Trading Restrictions

     1.   No Transactions with Clients

          No  Access  Person  or  Outside  Trustee  shall  knowingly  sell to or
          purchase  from  a  client  any  security  or  other  property   except
          securities issued by that client.

     2.   No Conflicting Transactions

          No Access Person,  Outside  Director,  Outside  Trustee,  Unaffiliated
          Trustee nor any Related Person of any of them, shall purchase or sell, directly or  indirectly,  any Covered  Security in which such  persons has, or by reason of such transaction acquires, any direct or indirect
          Beneficial  Ownership  Interest (other than shares of an open-end fund advised or  subadvised by Calamos) that the person knows or has reason to believe is being  purchased or sold or  considered  for purchase or sale by a client, until the client's  transactions have been completed or consideration of such  transactions has been abandoned.  A purchase of a security is being "actively considered" (a) when a recommendation to purchase or sell has been made for the client and is pending or (b)
          with respect to the person making the recommendation, when that person is seriously considering making the recommendation.

                                      -15-

          Absent extraordinary circumstances,  a personal securities transaction shall not be executed until the fifth business day after completion of any transaction  for a client.  The purchase and sale of shares of any open-end  fund  advised or  subadvised  by  Calamos  by an  Investment
          Person,  Access Person,  Outside Trustee or Outside Director shall not be  viewed  as a  conflicting  transaction  for  the  purpose  of this section.

     3.   Initial Public Offerings

          No Access Person shall acquire  Beneficial  Ownership  Interest in any security in an initial public offering.

     4.   Private Placements

          No Access Person shall acquire a Beneficial  Ownership Interest in any security in a private  placement  without the  express  written  prior approval  of the  President  or Senior  Executive  Vice  President  of
          Calamos.   In  deciding  whether  that  approval  should  be  granted, consideration  will be given to  whether  the  investment  opportunity should be reserved  for clients and whether the  opportunity  has been offered  because  of the  person's  relationship  with  Calamos or its clients.

          An Investment  Person who has been authorized to acquire a security in a private  placement must disclose that  investment if he or she later participates  in  consideration  of an investment in that issuer for a client's account.  Any investment  decision for the client relating to that security must be made by other Investment Persons.

     5.   Short-term Trading

          No  Investment  Person may profit from the purchase and sale,  or sale and  purchase,  of the same (or  equivalent)  securities,  other  than shares of  mutual  funds,  within 60 days if the same (or  equivalent)
          securities  have been held by a client during such 60-day period.  Any profit so  realized  will be  required  to be donated to a  charitable organization acceptable to Calamos.

Exceptions and Exemptions to Trading Policies, Procedures and Restrictions

     1.   Discretionary Accounts of Outside Trustees

          A  purchase  or sale of  securities  in an account in which an Outside
          Trustee or a Related  Person of an Outside  Trustee  has a  Beneficial
          Ownership  Interest  shall not be subject to the  prohibitions  of the
          Code if the  account  is managed  by  someone  other than the  Outside
          Trustee or the  Related  Person,  and the  Outside  Trustee or Related
          Person did not have  knowledge of the  transaction  until after it had been executed,  provided the Outside Trustee has previously identified the account to Calamos' Chief Compliance Officer.

     2.   De Minimis Exception

          Purchases  or  sales in an  amount  less  than  $10,000  in a  Covered
          Security of an issuer  (other than shares of mutual  funds) that has a market  capitalization  of at least $5  billion  are  exempt  from the prohibitions  with  respect  to whether  Calamos  is trading  the same security for the accounts of its clients of this Code,  and are exempt from the pre-clearance  requirements of the Code. However, please note that trades falling within this de minimis  exception must be reported pursuant to the requirements of this Code.

                                      -16-

          This  exception  does not apply to  transactions  in securities of CAM regardless of the dollar amount of the purchase or sale.

     3.   Hardships

          Under unusual  circumstances,  such as a personal financial emergency, employee  stock  ownership  plans,  stock  option  plans  and  certain personal trusts, or when it is determined that no conflict of interest or other breach of duty is involved,  application  for an exemption to make a transaction may be made to the Chief Compliance Officer,  which application may be denied or granted.  To request  consideration of an exemption,  submit  a  written  request  containing  details  on  your circumstances, reasons for the exception and exception requested.

          The Chief Compliance  Officer may, in unusual  circumstances,  approve exceptions from the Code of Ethics applicable to an individual,  based on  the  unique  circumstances  of  such  individual  and  based  on a determination  that the exceptions can be granted (i) consistent  with the individual's fiduciary obligations to clients and (ii) pursuant to procedures  that  are  reasonably  designed  to  avoid a  conflict  of interest for the individual. In addition, the Chief Compliance Officer may  exempt  from  Access  Person  status any  individual  or class of individual  employee  that is not  required  under  Rule  17j-1  to be covered by the Code in  circumstances  that are  deemed  likely to not raise any conflicts with Calamos clients. Any such exceptions shall be subject  to such  additional  procedures,  reviews  and  reporting  as determined  appropriate by the Chief Compliance  Officer in connection with granting such exception.  Any such exceptions will be reported to the Board of Directors of CAM at the meeting of the Board of Directors and the Board of  Trustees  of the  Funds,  respectively,  immediately following the grant of such exception,  and such Board of Directors or
          Board of  Trustees  shall  have the power to revoke or modify any such exceptions prospectively.

     4.   Corporate Trading/Seed Money

          Calamos  may from  time to time  invest  corporate  funds  in  Covered
          Securities  and/or  directly  or  together  with  Access  Persons  may establish  mutual  funds,  hedge  funds  or  similar  products  ("Seed
          Accounts")  managed by Calamos for the purpose of eventually  offering securities  to clients.  Notwithstanding  any  provision of this Code, such  Seed  Accounts  and  the  Access  Person  with  respect  to such
          Corporate  Transactions  and Seed Accounts shall not be subject to the substantive  restrictions in this Code, such as the short-term trading ban or transaction pre-clearance prior to the offering of that account to Calamos clients or the public, provided that Calamos shall maintain reporting information for all such transactions.

Policies and Procedures  Regarding Trading In Securities Of CAM by Personnel and
their Related Persons

The personal  trading  policies and  procedures  regarding  securities  of other companies are broadly  designed to protect  Calamos  clients  against  potential misuse of  Material  Nonpublic  Information  by  Calamos  personnel  that  could disadvantage the client, or enrich Calamos personnel at the expense of clients.

Additional  restrictions  apply to  transactions  in CAM  securities  by Calamos personnel.  These  restrictions  are  required  under  federal  law  to  protect shareholders  of  Calamos  from  the  potential  misuse  of  Material  Nonpublic
Information about Calamos itself.

                                      -17-

Broadly  speaking,  the  provisions of the Code with respect to the purchase and sale of securities of other  companies apply equally to the purchase and sale of
CAM securities.  For example,  covered accounts that hold CAM securities must be
disclosed,   duplicate  confirmations  and  statements  must  be  provided,  and transactions  in CAM securities  must be  pre-cleared.  However,  trading in CAM securities by CAM  personnel  and their Related  Persons are limited to specific periods.  Note that the de minimis  exception  applicable to securities of other companies does not apply to  transactions in CAM securities by CAM personnel and their Related Persons. Every trade in CAM Securities must be pre-approved.

     1.   Blackout Periods and Trading Windows

          Quarterly Blackout Periods

          The period leading up to CAM's announcement of its quarterly financial results is a particularly  sensitive period of time for trading in CAM
          securities   from  the   perspective  of  complying  with   applicable
          securities laws. During this period,  directors,  officers and certain
          employees  and  consultants  may  often  possess  Material   Nonpublic
          Information about the expected financial results for the quarter. As a result,  directors,  officers and employees of CAM are prohibited from trading in CAM  securities  and entering into trading plans  including but not limited to dividend  reinvestments during the period beginning on the first day of the last fiscal  month of each fiscal  quarter and ending  at  the  close  of  trading  on  the  NASDAQ  National  Market
          ("NASDAQ") on the second full trading day following the release of the quarterly  financial  results.  The  beginning  and end of  each  such blackout period will be announced by the Chief Compliance Officer.

          The exempt transactions described below under "Certain Exemptions" are permissible  even  during the  quarterly  blackout  periods.  However, entering  into a Rule 10b5-1  trading  plan and  setting up  regularly scheduled plan transactions such as dividend  reinvestment plan in CAM
          Securities are prohibited during blackout periods. Rule 10b5-1 trading plans are described further in that Section.

          Retirement Plan Blackout Periods

          In the event that CAM shares are  available in any Calamos  retirement plan,  directors and executive officers of Calamos are prohibited from purchasing,  selling,  acquiring or  transferring  Calamos  shares and derivative  securities  acquired in  connection  with their service or employment  during any blackout periods of more than three consecutive business days applicable to the  participants in such retirement plan.
          Such blackout  periods,  while rare,  usually occur in connection with administrative  changes to the plans and plan service  providers.  The retirement  plan  or  its  sponsor  is  required  to  give  directors, executive  officers and affected  plan  participants  advance  written notice of such retirement plan blackout periods.

          These blackout  periods are intended to conform to the current and any
          future   requirements   of  and  exceptions  to  Section  306  of  the
          Sarbanes-Oxley   Act  of  2002,  as  amended   ("Section  306").  This
          prohibition  will be interpreted  and  implemented in accordance  with
          Section 306 and the regulations thereunder, as amended.

          Event Specific Blackout Periods

          Calamos reserves the right to impose other trading blackouts from time to time on specified  groups of its  directors,  officers,  employees, agents or  consultants  when,  in the  judgment  of the CAM's  General
          Counsel,  a blackout  period is  warranted.  Calamos will notify those affected  by such a blackout of when the  blackout  begins and when it ends.  Those  affected  should not disclose to others the fact of such trading suspension.

                                      -18-

          Trading Windows

          To avoid even the  appearance  of  impropriety,  the most  appropriate period for  transactions  in CAM  securities by  directors,  officers, employees,  agents and  consultants who are routinely in possession of
          Material  Nonpublic  Information  about CAM is the period beginning on the third full trading day through the twelfth  trading day  following each quarterly earnings release.

          This trading window is based on the concept that CAM's  disclosures to the  investing  public  should be up to date and complete  during that period.  The  securities  markets  also should  have had a  sufficient opportunity to digest the disclosures in the quarterly release.

          It should be noted that even  during the trading  windows,  any person possessing  Material Nonpublic  Information  concerning CAM should not engage in any  transactions in CAM securities  until such  information has been known publicly for at least two full trading days, whether or not CAM has  recommended  a  suspension  of  trading  to that  person.
          Trading in CAM  securities  during the  trading  window  should not be considered a "safe  harbor" for purposes of the insider  trading laws.
          and all  directors,  officers,  employees and other persons should use good judgment at all times and contact the Chief Compliance Officer or
          General Counsel if there are questions.

          Certain Exceptions

          The  prohibitions  against  trading  while in  possession  of Material
          Nonpublic  Information and during blackout periods do not apply to the following types of transactions in CAM securities:

          o    Transactions  pursuant  to a  binding  contract,  instruction  or written plan that complies with the  requirements  of Rule 10b5-1
               ("Rule  10b5-1")  under the  Securities  Exchange Act of 1934, as amended (the "Act").  Any such  contract,  instruction or written plan must be presented to the Legal and Compliance Department for approval prior to entering into the first  transaction under such an arrangement.

          o    Rule 10b5-1 provides a defense from insider trading liability for trading  contracts,  instructions  and plans that meet the rule's requirements. In general, a Rule 10b5-1 contract,  instruction or plan must be entered into outside of blackout periods  applicable to such  person  and  when the  person  is not in  possession  of
               Material Nonpublic Information. Once the contract, instruction or plan is adopted,  the person must not exercise any influence over the amount of  securities  to be traded,  the price at which they are to be traded or the date of the trade.  The plan must  either specify  the  amount,  pricing  and timing of  transactions  when established  or  delegate  discretion  on  these  matters  to  an independent third party, usually a broker.

          o    Regularly scheduled and matching contributions to and withdrawals from a CAM stock fund in a benefit plan when the contributions or
               withdrawals  are  put  in  place  outside  of  blackout   periods
               applicable  to such person and when not in possession of Material
               Nonpublic Information;

          o    Regularly   scheduled   purchases   and   reinvestments   in  and
               withdrawals from a dividend reinvestment plan when the purchases, reinvestments or withdrawals are put in place outside of blackout periods  applicable  to such person and when not in possession of
               Material  Nonpublic

                                      -19-

               Information.  However any such  contract,  instruction or written plan must be presented to the Compliance  Department for approval prior to entering into such an arrangement.

          o    Bona fide gifts of CAM securities,  unless there exists reason to believe the recipient  intends to sell the  securities  while you possess Material Nonpublic Information;

          o    Acceptance or vesting and any related stock  withholding of stock options,  restricted stock, restricted stock units, phantom stock units or other grants issued under CAM's  incentive  compensation plans;

          o    Acquisition  or  disposition  of stock in a stock split,  reverse stock split, stock dividend,  or other transaction  affecting all shareholders in a similar manner; and

          o    Any other transaction designated by the General Counsel of CAM as exempt from the Code.

     2.   Prohibitions

          As an investment philosophy, CAM does not believe in speculation,  and speculation  often  leads  to  insider  trading  issues.  Accordingly, directors,  officers  and  employees  of CAM  and its  affiliates  are prohibited from the following activities:

          o    Purchases  or  sales of  exchange-listed  or OTC  options  on CAM stock;

          o    The exercise of an option or right to purchase CAM shares, or the sale of CAM restricted  stock which has vested,  is generally not permitted  if the  final  exercise  date or the sale  date  falls within a blackout period,  although  certain  transactions may be permitted, depending upon specific circumstances.

          o    Short term or day trading  (i.e.  purchases and sales within a 30 day period) of CAM shares.

          o    Short sales of CAM shares, other than shorting against the box.

          Any  exceptions to these  restrictions  must be approved in writing by both the Chief Compliance Officer and the General Counsel of CAM.

          Although margining and pledging of CAM securities as collateral is not prohibited, it is strongly discouraged. In any margin or loan account, the securities  used as collateral may be sold without your consent to meet a margin call or to satisfy a loan.  If such a sale occurs during a blackout  period,  or when you have  access to  material  non-public information,  it may result in unlawful  insider  trading.  Because of this danger,  it is recommended that directors,  officers,  employees, agents and  consultants  of CAM not hold CAM stock in a margin account or pledge CAM stock as collateral for a loan.

     3.   Additional Requirements for Directors and Executive Officers

          Directors,  including Outside  Directors,  and certain officers of CAM and its affiliated companies,  as well as other personnel with regular access to CAM's  financial  information,  must obtain prior  clearance from the General  Counsel of CAM before engaging in any transaction in
          CAM securities and securities of closed-end funds managed by CAM. This includes trades within the trading windows  described above. A request should be made at least two  business  days in advance of the proposed trade date, and the clearance will generally be good for 48 hours. CAM

                                      -20-

          personnel  subject to this  requirement  are listed in  Attachment  A, which may be amended from time to time.

          In addition,  initial participation in a dividend reinvestment plan of
          CAM stock must be pre-cleared by CAM's General  Counsel and thereafter only for  changes  in  reinvestment  directions  (e.g.  change  in the percent  of the  dividend  amount  being  reinvested).  The  following information must be provided initially for each dividend  reinvestment plan of CAM stock  you  participate  in:  (i) the name of the plan and plan  sponsor;  (ii)  the  reinvestment  directions  give to the  plan sponsor; and (iii) form of ownership (e.g. hold directly, jointly with spouse, through a trust, etc.). Typically,  these transactions need to be reported to the SEC within two business days after the execution of the transaction.

          Such  persons  also may  trade in CAM  securities  and  securities  of closed-end  funds  managed by CAM pursuant to the  provisions  of Rule
          10b5-1 of the Securities  Exchange Act of 1934. Rule 10b5-1 provides a
          defense  from  insider  trading   liability  for  trading   contracts,
          instructions  and plans that meet the rule's  requirements  by sharply limiting  the  discretion  an insider has over the timing,  amount and pricing of trades. In general, a Rule 10b5-1 contract,  instruction or plan must be entered  into,  in writing,  outside of blackout  periods applicable  to such person and when the person is not in possession of material nonpublic information. Once the contract, instruction or plan is adopted, the person must not exercise any influence over the amount of securities  to be traded,  the price at which they are to be traded or the  date of the  trade.  In  short,  it is  similar  to  regularly
          scheduled   purchases  and  reinvestments  in,  or  withdrawals  from, dividend reinvestment plans or similar programs.  The plan must either
          specify  the  amount,   pricing  and  timing  of   transactions   when
          established or delegate  discretion on these matters to an independent third party,  usually a broker.  Such arrangements must be approved by the Legal & Compliance Department prior to the first transaction.

Section 16 Reporting and Prohibitions

Under the  requirements  of Section 16 of the  Securities  Exchange Act of 1934,
certain  parties  are  required  to report any  transactions  in CAM  securities including but not limited to dividend  reinvestments  on a regular basis.  These persons include:

     o    CAM's CEO

     o    CAM's principal financial officer

     o    CAM's principal accounting officer (or, if there is no such accounting officer, the controller)

     o    Any director of CAM, including Outside Directors

     o    Any  vice-president  of CAM in charge of a  principal  business  unit, division or function (such as sales, administration or finance)

     o    Any other officer of CAM who performs a policy-making function, or

     o    Any other person who performs similar policy-making functions for CAM.

                                      -21-

Officers of CAM's parent(s) or  subsidiaries  shall be deemed officers of CAM if they perform such  policy-making  functions for CAM. In general such persons are deemed to have inside information by virtue of their positions within CAM.

Transactions  of immediate  family  members of the persons listed above also are generally  subject  to the  reporting  requirements,  on  the  theory  that  the director,  officer or principal  shareholder will financially benefit from these transactions.  For  Section 16  purposes,  "immediate  family"  means any child,
stepchild,   grandchild,  parent,  stepparent,   grandparent,  spouse,  sibling,
mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including adoptive relationships.

These  persons,  as well as any holder of more than 10% of CAM stock,  must file initial  reports  of CAM share  ownership  on Form 3 and  subsequent  reports of transactions  on Form 4.  Although  the Legal  Department  of CAM is prepared to assist these persons in preparing  such  filings,  the  responsibility  for such filings,  including notifying CAM of the transaction and seeking  pre-clearance, is that of the person.

In addition to the  periodic  reporting  requirements,  directors,  officers and principal  shareholders  of  CAM  are  subject  to  the  "short  swing"  trading provisions of Section 16. Subject to certain exceptions, an officer, director or principal  shareholder  of CAM who engages in any  combination  of purchase  and sale, or sale and purchase of a CAM security  within any period of less than six months  must turn over to CAM any  profit  realized  or loss  avoided  by such a combination of transactions.  This is an absolute penalty imposed by law, and it is imposed  regardless of any intention on the part of the director,  officer or owner.

CAM's Legal  Department is prepared to assist these persons in  determining  and satisfying  their  obligations  under  Section  16, but that  assistance  can be offered  only if the  transactions  are  reported to CAM's  General  Counsel for pre-approval.

Rule 144

Directors and  executive  officers of CAM are required to file Form 144 with the
SEC and NASDAQ  before  making an open market  sale of CAM shares.  The Form 144 notifies  the SEC and NASDAQ of an intent to sell CAM shares.  Although the Form
144 is  generally  prepared  and  filed by the  Calamos  Legal  Department,  the reporting  person  retains  responsibility  for the  timeliness  and accuracy of reports.  Again,  that  assistance can be offered only if the  transactions  are reported to CAM's General Counsel for pre-approval.

                                      -22-

OTHER REGULATORY REQUIREMENTS

Certain  other  restrictions  are imposed  upon  Calamos  personnel,  other than
Outside Trustees,  Unaffiliated  Trustees and Outside Directors,  as a result of being in a highly regulated industry.

1.   Outside Employment

     What employees do outside the office on their own time is their business as long as it  does  not  reflect  negatively  on the  Company.  However,  for full-time employees of Calamos, it is expected that their position with the company  is  their  primary  employment.  Any  outside  activity  must  not interfere  with an  employee's  ability to properly  perform his or her job responsibilities.

     Personnel   contemplating  a  second  job  must  notify  their   supervisor
     immediately.  The supervisor will thoroughly  discuss this opportunity with the  employee  to  ensure it will not  interfere  with job  performance  at
     Calamos,  nor pose a conflict of interest.  All outside business activities must be approved by your  supervisor  and reported to the Chief  Compliance
     Officer via the  completion  of the Notice of Outside  Business  Activities
     Form.

2.   Service As A Director Or Officer

     No  Access  Person  may  serve as a member  of the  board of  directors  or trustees,  or as an officer, of any publicly-held company without the prior written approval of the President or the Chief Compliance Officer, based on a determination  that the board service would not be inconsistent  with the interests  of the clients of CAM. If an  Investment  Person is serving as a board  member,  that  Investment  Person  shall not  participate  in making investment  decisions  relating to the  securities  of the company on whose board  he or she  sits.  Because  of the  potential  for  real or  apparent conflicts of interests, such service is strongly discouraged.

3.   Gifts

     Regulators  require that  Calamos  monitor the receipt and giving of gifts.
     The regulatory concern is that the receipt or giving of gifts, or excessive entertainment or favors could interfere with fiduciary judgment.

     Accepting Gifts and Entertainment

     Except as otherwise  specifically stated below, an Access Person or his/her family members must not accept  excessive  gifts,  entertainment  or favors from current or prospective  customers or suppliers of Calamos.  Cash gifts
     and  checks  or  gift   certificates   convertible  into  cash  are  always
     inappropriate and must never be accepted.  Other gifts up to $100 in retail value may be  accepted  if the Access  Person is  certain  that there is no conflict of interest or  appearance  of any conflict of interest  raised by the gift(s).  If an employee receives a gift, over a $100 retail value, the employee  must  submit a written  report to the Chief  Compliance  Officer.
     Reports  submitted  to  the  Chief  Compliance  Officer  must  contain  the following information:  name of recipient;  title or position;  department;
     name of donor;  description  of gift;  date  received;  actual or estimated value.  Such  reports are to be prepared  and  submitted  immediately  upon receipt of such gift. Senior  Management  reserves the right to require the person to return any gift if it determines such return is appropriate under the circumstances.

                                      -23-

     Invitations for excessive or extravagant entertainment must be declined. If such  entertainment  is  accepted  inadvertently,  it must be  reported  in writing in  accordance  with the above  guidelines.  Employees  should only
     accept  types  of   entertainment   that  they  believe   would  be  deemed
     appropriate.  No gifts  should be accepted  by one  employee  from  another employee if accepting such gifts would create a conflict of interest or the appearance thereof, if such gifts would be considered excessive, or if such gifts are inappropriate or in bad taste.

     Presenting Gifts and Entertainment

     In situations where Calamos is to present a gift,  entertainment,  or other accommodation to a current or prospective customer or supplier,  Investment
     Persons or Access  Persons must use careful  judgment to determine that the matter  is  handled  in good  taste  and  without  excessive  expense.  All entertainment  presented  by  Calamos  or in the  name of  Calamos  must be appropriate and in good taste.  Employees presenting a gift,  entertainment
     or  accommodation  must  be  certain  that  such  gift,   entertainment  or
     accommodation  they have selected  would be  appropriate.  If there are any questions as to whether or not a particular form of gift,  entertainment or accommodation  is appropriate,  such gift,  entertainment  or accommodation should not be presented.  Prior approval from the Chief Compliance  Officer is required  before  purchasing a gift with a retail value over $100 or the presentation  of a gift  combined with other gifts given to the same client during the calendar year would exceed $100.  Reports should include name of donor;  title or position;  department;  name of recipient,  description of gift; date presented; and actual value.

     Access  Persons  sometimes  obtain  Calamos-owned  tickets to  sporting  or cultural  events,  etc. When an Access Person is accompanying a customer to the event  using the  Calamos-owned  tickets,  the use of such  tickets  is considered to be customer  entertainment.  When an Access  Person  presents such  tickets  to a  customer,  but  does not  attend  the  event  with the customer, the presentation of such Calamos-owned tickets is then considered a gift to the customer.  In either event, care must be taken to ensure that such gift or entertainment is an appropriate  business expense for Calamos.
     It is expected that  Calamos-owned  tickets would not be repeatedly used to entertain, or be presented as gifts to, the same customer.

4.   Identifying Actual or Potential Conflicts of Interest

     Calamos  believes  that the  interests  of Calamos  and its clients can and should be aligned,  despite the  potential for conflicts of interest in the investment  adviser/client  relationship.  In addition to being in the best interests of our clients to avoid conflicts of interest,  it is in the best interest of Calamos itself to avoid actual and even, if possible, potential conflicts of interest.

     In a  company  of our size  and  complexity,  it can  become  difficult  to
     identify   conflicts  of  interest  and  other  potential   problems.   But
     identification  is the first and most  necessary  step in  resolving  those issues. Calamos believes that those dealing with the details of running its business  operations  are in just as good a position - often a better one -
     as Calamos management to identify potential problems.

     All Calamos employees have an interest in identifying and solving potential problems.  Each  employee  should feel free to raise  questions and analyze what he or she is doing.  In the end,  Calamos is paying all of us to think and use our best judgment,  and that includes raising questions and joining the  discussion  that shapes our business  policies and  practices.  If any employee is concerned about an apparent conflict of interest,  or any other legal or ethical  question  involving our businesses,  we want to hear from you so that we can take the appropriate action.

                                      -24-

     Calamos recognizes that some people may feel uncomfortable  raising issues, especially if they  question the propriety of something  that is occurring.
     Although  people should not be afraid to raise these points  openly,  as an alternative  Calamos has established the EthicsPoint  program for reporting and  resolving  issues under the Calamos  Standards  of Conduct,  including conflicts  of  interest  and  other  legal or  ethical  issues.  Under  the
     EthicsPoint  program,  any  employee  can  report  any  type of  actual  or suspected violation on an anonymous,  no retaliation basis. The EthicsPoint program,  which is described more completely on the Calamos  intranet site, has  established a procedure for  investigating  and resolving such issues, and the same procedures will be used to resolve issues raised face-to-face, outside the EthicsPoint program.

     YEARLY CERTIFICATION

     Copies of the Code will be provided to all personnel at least yearly.  They will be required to sign a certification that they have read and understand the  provisions  of the  Code,  and that  they  have  abided  by all of its provisions.

     RECORD RETENTION

     The  Compliance  Department  shall  maintain the records listed below for a period of five years in a readily accessible place:

          o    A copy of each Code  that has been in  effect at any time  during the past five years;

          o    A record of any  violation  of the Code and any action taken as a result  of such  violation  for  five  years  from the end of the fiscal year in which the violation occurred;

          o    A record of all written  acknowledgements  of receipt of the Code and  amendments  for each person who is currently,  or within the past five years was, a supervised person;

          o    Holdings  and  transactions  reports  made  pursuant to the Code, including any brokerage  confirmation and account statements made in lieu of these reports;

          o    A record of any decision and supporting reasons for approving the acquisition of securities in limited  offerings for at least five years  after the end of the  fiscal  year in which  approval  was granted;

          o    A copy of each  Initial  Statement  of  Beneficial  Ownership  of
               Securities  (SEC Form 3),  Statement  of  Changes  of  Beneficial
               Ownership  of  Securities  (SEC Form 4), and Annual  Statement of
               Beneficial Ownership of Securities (SEC Form 5).

Effective Date:            June 30, 2005

                                      -25-